Bandwidth Announces Third Quarter 2024 Financial Results
Exceeded revenue and profitability guidance ranges
Raising full year 2024 guidance for revenue and profitability

October 31, 2024

Earnings webcast
Bandwidth will host a webcast to discuss financial results for the third quarter ended September 30, 2024 on October 31, 2024. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the event.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2024.
“We’re pleased to report solid momentum carrying us into the end of the year, with record revenue and profitability performance, strong conversion to free cash flow and continued operating discipline,” said David Morken, CEO of Bandwidth. “These results are driven by the trust our customers place in us to deliver their business-critical services. We are excited by our new, next-generation Universal Platform as the foundation of our strong innovation roadmap, demonstrating a clear focus on the needs of the world’s largest enterprises.”

Third Quarter 2024 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three and nine months ended September 30, 2024 and 2023 ($ in millions).

Webcast Details October 31, 2024 8:00 am ET To view live event and replay investors and analysts can register at investors.bandwidth.com Investor Contact Sarah Walas Bandwidth 919-504-6585 ir@bandwidth.com		Three months ended September 30,		Nine months ended September 30,
		2024	2023	2024	2023
	Revenue	$194	$152	$539	$436
	Gross Margin	38%	39%	38%	40%
	Non-GAAP Gross Margin (1)	58%	55%	57%	54%
	Adjusted EBITDA (1)	$24	$14	$59	$29
	Free Cash Flow (1)	$14	$18	$28	$6

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Bandwidth delivered a record third quarter, with growth across all our products and customer categories. Total revenue reached $194 million, marking a 28 percent increase, and Adjusted EBITDA grew to $24 million, representing a 74 percent increase year-over-year. Both metrics surpassed the upper range of our guidance, leading us to raise our full-year outlook on both the top and bottom lines” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “Our priorities remain consistent: to serve and delight our customers, execute with precision and stay committed to long-term, profitable growth.”

Third Quarter Customer and Operational Highlights
•Introduced the next-generation Universal Platform bringing the power of Bandwidth in one consistent global experience for all real-time communications needs, with new features, upgraded capabilities, and a modernized global network underpinning the platform to make it easier to consolidate and expand into new markets around the world.
•Bandwidth announced it now offers the largest ecosystem of bring-your-own-carrier (BYOC) integrations of any provider in the world within the Maestro communications platform – giving enterprises more ways to solve complex communications challenges.
•Bandwidth has registered as an RBM (RCS Business Messaging) partner with Google, setting itself up to enable RCS (Rich Communication Services) across all key markets.
•Bandwidth announced Number Reputation Management is coming soon as a solution to correct false “spam” labels and make sure enterprise’s urgent and important calls are displayed correctly so they can be answered.
•A high-volume patient engagement platform switched to Bandwidth for text messaging. They needed message deliverability assurance and message performance insights to ensure timely patient communications.
•A large, diversified credit union chose Bandwidth to provide voice services for its new, modernized on-premise contact center. Bandwidth’s all-IP network and Maestro platform made it easy for the customer to integrate with a modern tech stack and enables them to add new services in the future.

Financial Outlook
Bandwidth’s outlook is based on current indications for its business, which are subject to change. Bandwidth is providing guidance for its fourth quarter and full year 2024 as follows (in millions):

	4Q 2024 Guidance	Full Year 2024 Guidance
Revenue	$198 - $208	$737 - $747
Adjusted EBITDA	$19 - $21	$78 - $80
Bandwidth has not reconciled its fourth quarter and full year 2024 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference Schedule
•Barclays Global Technology Conference in San Francisco, CA. Meetings with John Bell, Chief Product Officer and Shiv Hira, EVP Finance on Wednesday, December 11th, 2024.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter and year ending December 31, 2024, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.
We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$193,883	$152,013	$538,518	$435,731
Cost of revenue	120,749	92,514	335,071	261,624
Gross profit	73,134	59,499	203,447	174,107
Operating expenses
Research and development	30,171	24,792	87,215	75,305
Sales and marketing	26,285	25,011	81,490	75,794
General and administrative	17,576	15,843	52,130	48,430
Total operating expenses	74,032	65,646	220,835	199,529
Operating loss	(898)	(6,147)	(17,388)	(25,422)
Other income, net	577	798	11,358	16,819
Loss before income taxes	(321)	(5,349)	(6,030)	(8,603)
Income tax benefit	734	219	1,265	3,194
Net income (loss)	$413	$(5,130)	$(4,765)	$(5,409)

Net income (loss) per share:
Basic	$0.02	$(0.20)	$(0.18)	$(0.21)
Diluted	$0.01	$(0.20)	$(0.18)	$(0.21)

Weighted average number of common shares outstanding:
Basic	27,374,367	25,613,441	26,983,931	25,539,642
Diluted	28,615,520	25,613,441	26,983,931	25,539,642

The Company recognized total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue	$352	$182	$1,123	$578
Research and development	4,606	2,822	14,606	9,278
Sales and marketing	1,744	1,160	6,014	3,825
General and administrative	4,747	2,778	13,405	8,644
Total	$11,449	$6,942	$35,148	$22,325

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$74,940	$131,987
Marketable securities	4,967	21,488
Accounts receivable, net of allowance for doubtful accounts	99,616	78,155
Deferred costs	3,806	4,155
Prepaid expenses and other current assets	15,333	16,990
Total current assets	198,662	252,775
Property, plant and equipment, net	170,131	177,864
Operating right-of-use asset, net	152,559	157,507
Intangible assets, net	159,254	166,914
Deferred costs, non-current	4,511	4,586
Other long-term assets	4,244	5,530
Goodwill	340,387	335,872
Total assets	$1,029,748	$1,101,048
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,557	$34,208
Accrued expenses and other current liabilities	94,414	69,014
Current portion of deferred revenue	7,020	8,059
Advanced billings	3,304	6,027
Operating lease liability, current	3,360	5,463
Line of credit, current portion	25,000	—
Total current liabilities	153,655	122,771
Other liabilities	360	386
Operating lease liability, net of current portion	219,705	220,548
Deferred revenue, net of current portion	8,133	8,406
Deferred tax liability	30,348	33,021
Convertible senior notes	280,972	418,526
Total liabilities	693,173	803,658
Stockholders’ equity:
Class A and Class B common stock	28	26
Additional paid-in capital	426,757	391,048
Accumulated deficit	(69,655)	(64,890)
Accumulated other comprehensive loss	(20,555)	(28,794)
Total stockholders’ equity	336,575	297,390
Total liabilities and stockholders’ equity	$1,029,748	$1,101,048

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(4,765)	$(5,409)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	37,138	29,687
Non-cash reduction to the right-of-use asset	2,759	5,227
Amortization of debt discount and issuance costs	1,332	1,995
Stock-based compensation	35,148	22,325
Deferred taxes and other	(4,249)	(5,902)
Gain on sale of intangible asset	(1,000)	—
Net gain on extinguishment of debt	(10,267)	(12,767)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(21,318)	(654)
Prepaid expenses and other assets	2,482	2,102
Accounts payable	(11,940)	4,164
Accrued expenses and other liabilities	24,991	(13,031)
Operating right-of-use liability	(2,946)	(8,004)
Net cash provided by operating activities	47,365	19,733
Cash flows from investing activities
Purchase of property, plant and equipment	(10,636)	(5,287)
Refund of deposits for construction in progress	2,707	—
Capitalized software development costs	(8,571)	(8,384)
Purchase of marketable securities	(32,081)	(60,625)
Proceeds from sales and maturities of marketable securities	48,649	100,109
Proceeds from sale of business	624	1,070
Proceeds from sale of intangible assets	1,000	—
Net cash provided by investing activities	1,692	26,883
Cash flows from financing activities
Borrowings on line of credit	165,500	—
Repayments on line of credit	(140,500)	—
Payments on finance leases	(68)	(124)
Net cash paid for debt extinguishment	(128,534)	(51,259)
Payment of debt issuance costs	(379)	(696)
Proceeds from exercises of stock options	128	413
Value of equity awards withheld for tax liabilities	(2,291)	(1,056)
Net cash used in financing activities	(106,144)	(52,722)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	41	(887)
Net decrease in cash, cash equivalents, and restricted cash	(57,046)	(6,993)
Cash, cash equivalents, and restricted cash, beginning of period	132,307	114,622
Cash, cash equivalents, and restricted cash, end of period	$75,261	$107,629

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Gross Profit	$73,134	$59,499	$203,447	$174,107
Gross Profit Margin %	38%	39%	38%	40%
Depreciation	4,679	4,056	14,135	11,790
Amortization of acquired intangible assets	1,977	1,959	5,877	5,863
Stock-based compensation	352	182	1,123	578
Non-GAAP Gross Profit	$80,142	$65,696	$224,582	$192,338
Non-GAAP Gross Margin % (1)	58%	55%	57%	54%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $139 million and $396 million in the three and nine months ended September 30, 2024, respectively, and $120 million and $353 million for the three and nine months ended September 30, 2023, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Non-GAAP Net Income

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$413	$(5,130)	$(4,765)	$(5,409)
Stock-based compensation	11,449	6,942	35,148	22,325
Amortization of acquired intangibles	4,436	4,348	13,133	12,960
Amortization of debt discount and issuance costs for convertible debt	311	484	1,180	1,520
Net cost associated with early lease terminations and leases without economic benefit	350	1,175	2,383	1,175
Net gain on extinguishment of debt	—	—	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	—	—	(4,000)
Non-recurring items not indicative of ongoing operations and other (1)	(957)	54	(828)	793
Estimated tax effects of adjustments (2)	(3,211)	(1,526)	(6,654)	(4,661)
Non-GAAP net income	$12,791	$6,347	$29,330	$11,936
Interest expense on Convertible Notes (3)	251	317	868	971
Numerator used to compute Non-GAAP diluted net income per share	$13,042	$6,664	$30,198	$12,907

Net income (loss) per share
Basic	$0.02	$(0.20)	$(0.18)	$(0.21)
Diluted	$0.01	$(0.20)	$(0.18)	$(0.21)

Non-GAAP net income per Non-GAAP share
Basic	$0.47	$0.25	$1.09	$0.47
Diluted	$0.43	$0.23	$0.98	$0.44

Weighted average number of shares outstanding
Basic	27,374,367	25,613,441	26,983,931	25,539,642
Diluted	28,615,520	25,613,441	26,983,931	25,539,642

Non-GAAP basic shares	27,374,367	25,613,441	26,983,931	25,539,642
Convertible debt conversion	1,779,025	3,317,023	2,503,118	3,484,424
Stock options issued and outstanding	25,021	20,360	28,785	47,345
Nonvested RSUs outstanding	1,216,132	—	1,430,317	—
Non-GAAP diluted shares	30,394,545	28,950,824	30,946,151	29,071,411
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $1.0 million gain on the sale of an intangible asset and less than $0.1 million of losses on disposals of property, plant and equipment during the three months ended September 30, 2024, (ii) $0.1 million of losses on disposals of property, plant and equipment during the three months ended September 30, 2023, (iii) $1.0 million gain on the sale of an intangible asset and $0.2 million of losses on disposals of property, plant and equipment during the nine months ended September 30, 2024, and (iv) $0.4 million of expense resulting from the early termination of our undrawn SVB credit facility and $0.4 million of losses on disposals of property, plant and equipment during the nine months ended September 30, 2023.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 15.5% and 11.0% for the nine months ended September 30, 2024 and 2023, respectively. For the nine months ended September 30, 2024, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2024. We analyze the Non-GAAP valuation allowance position on a quarterly basis. In the fourth quarter of 2022, we removed the valuation allowance against all U.S. deferred tax assets for Non-GAAP purposes as a result of cumulative Non-GAAP U.S. income over the past three years and a significant depletion of net operating loss and tax credit carryforwards on a Non-GAAP basis. As of September 30, 2024, we have no valuation allowance against our remaining deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$413	$(5,130)	$(4,765)	$(5,409)
Income tax benefit	(734)	(219)	(1,265)	(3,194)
Interest expense (income), net	1,025	(59)	1,090	1,177
Depreciation	7,989	6,647	24,005	16,727
Amortization	4,436	4,348	13,133	12,960
Stock-based compensation	11,449	6,942	35,148	22,325
Net cost associated with early lease terminations and leases without economic benefit	350	1,175	2,383	1,175
Net gain on extinguishment of debt	—	—	(10,267)	(12,767)
Gain on business interruption insurance recoveries	—	—	—	(4,000)
Non-recurring items not indicative of ongoing operations and other (1)	(957)	54	(828)	391
Adjusted EBITDA	$23,971	$13,758	$58,634	$29,385
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $1.0 million gain on the sale of an intangible asset and less than $0.1 million of losses on disposals of property, plant and equipment during the three months ended September 30, 2024, (ii) $0.1 million of losses on disposals of property, plant and equipment during the three months ended September 30, 2023, (iii) $1.0 million gain on the sale of an intangible asset and $0.2 million of losses on disposals of property, plant and equipment during the nine months ended September 30, 2024, and (iv) $0.4 million of losses on disposals of property, plant and equipment during the nine months ended September 30, 2023.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$20,464	$23,001	$47,365	$19,733
Net cash used in investing in capital assets (1)	(6,219)	(4,811)	(19,207)	(13,671)
Free cash flow	$14,245	$18,190	$28,158	$6,062
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.